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                                                                    EXHIBIT 23.4



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
PRG-Schultz International, Inc.:

         We consent to the use of our report, included herein or incorporated by reference dated March 9, 2001 relating to the consolidated balance sheet of PRG France S.A. and subsidiaries as of December 31, 2000, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the two years in the period ended December 31, 2000 which reports appears in the December 31, 2001 annual report on Form 10-K of PRG-Schultz International, Inc. or included herein and to the reference to our firm under the heading "Experts" in the registration statement on Form S-3.

                                                      /s/ ERNST & YOUNG AUDIT
                                                      -----------------------
                                                      Any Antola

Paris, France
October 25, 2002